Exhibit 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Katie Hayes, Investor Relations @ 630-574-3772

Great Lakes Dredge & Dock Announces Shipyard Contracts for an ATB Trailing Suction Hopper Dredge and Two New Material Scows Creating 250 U.S. Jobs

Innovative Dredging Solution Strengthens

America’s Maritime Industry

Oak Brook, IL – August 3, 2012—Great Lakes Dredge & Dock Corporation (NASDAQ: GLDD), the largest provider of dredging services in the United States and a major provider of commercial and industrial demolition and remediation services, announced today the execution of definitive contracts for the construction of a 15,000-cubic-yard-capacity Trailing Suction Hopper Barge and 14,000-horsepower Tug. When delivered in the second quarter of 2014, these vessels will function as an Articulated Tug & Barge (“ATB”) Trailing Suction Hopper Dredge and will comprise the largest hopper dredge in the United States.

The Company has contracted with Signal International Inc., operating from Mobile, Alabama; Orange, Texas; and Pascagoula, Mississippi, for the construction of both vessels, with an option to build an additional dredge, should domestic or international market conditions warrant. Signal International will perform the detail design and construct the dredge in Orange, Texas based on a patent pending engineered design and performance specification provided by Great Lakes. The aggregate cost of the initial dredge is expected to be approximately $94 million.

GREAT LAKES’ 122 YEAR HISTORY OF INNOVATION

Great Lakes’ patent pending design for the dredge introduces a new concept for hopper dredging in both deep and shallow waters, providing extensive flexibility. The new dredge, with a hopper capacity of 15,000 cubic yards, applies well-known and proven ATB technology to hopper dredging, enabling the Company to continue its leadership in the dredging industry as the low cost provider. The dredge will feature two 36-inch suction pipes and will be able to dredge at depths of up to 125 feet. Even with a maximum load it will only have a draft of 28 feet, the best carrying-capacity-to-draft ratio in the U.S. dredging industry. The new dredge will be well-suited to multi-use applications. It will be deployed for channel deepening, maintenance dredging, beach nourishment, and coastal restoration projects with long distance transport capabilities.

The tug and barge hull form design was optimized at MARIN, a state of the art leading testing facility in nautical research and development, located in the Netherlands. The vessel features a proven Articouple interconnect system for the tug and barge. Its high-tech ATB design includes all of the latest innovations and developments in dredging technology. MARIN’s Senior Project Manager Klaas Kooiker stated, “Having modeled and tested many of the world’s modern hopper dredge hull forms, we were very pleased to see the Great Lakes ATB hull achieve similar speed and power results. We believe this is the first ATB hull to equal ship performance capabilities.” The ATB will be equipped with a direct high power pump-ashore installation, a hybrid power sharing configuration between the tug and barge, dynamic positioning and tracking, EPA Tier III compliant engines, and additional features designed to minimize the impact of its dredging process on the environment.

Great Lakes President of Dredging Operations Dave Simonelli stated, “We have ownership and operating experience with tug-barge dredge combinations that dates back 40 years. ATB and hopper dredge technology have advanced greatly during that time. I am pleased that our in-house engineering team working in close cooperation with Offshore Tug and Barge Corporation were able to design a proprietary unit, for which a patent is pending, that will be able to achieve ship-like productivity and efficiency at an ATB’s lower operating cost. Our dredge is a ‘game changer’ in the competitive hopper dredging marketplace and will bring important new capacity to the U.S. hopper dredge fleet. The favorable environmental and safety features of the design, including greater fuel efficiency, green overflow systems and automated processes, were important considerations. These features emphasize our focus on minimizing the impact of dredging on the environment and providing a safe work environment for our employees.”

U.S. JOB CREATION

The dredge represents a strategic investment by the Company in providing the most productive, efficient and capable dredging equipment in the domestic industry. Construction of the dredge and scows will create approximately 250 new U.S. shipyard and engineering jobs over the construction period.

SUPPORTING AMERICA’S MARITIME INDUSTRY

Great Lakes has also contracted with BAE Systems in Mobile, Alabama to build two new high-capacity material dump scows that will be delivered in 2013 with an option to build two additional barges also with delivery in 2013. The scows will be used primarily on capital deepening and coastal restoration work on the East and Gulf coasts. These two new scows, with an aggregate cost of approximately $17 million, will each have a carrying capacity of 7,700 cubic yards of dredged material.

Great Lakes is proud to invest in the maritime future of America, constructing these three state-of-the-art “Jones Act” vessels to meet the Country’s growing needs.

NEW FUNDING AHEAD FOR GULF COAST RESTORATION

The recently enacted RESTORE act provides for funding to ensure the important Gulf Coast coastal and barrier island restoration is performed as expeditiously as possible. The Great Lakes dredge will be a key tool in performing the restoration of the eroded land mass in the Gulf Coast States. Additionally, the vessel’s ability to cost-effectively deepen and maintain navigable waterways will bolster the United States’ competitive position in world trade, as the nation’s ports move forward with deepening plans to accommodate the larger vessels, which will sail through the expanded Panama Canal to be completed in 2015.

CONTINUING PROGRESS ON GROWTH INITIATIVES

Great Lakes Chief Executive Officer Jon Berger concluded, “We are very excited about this investment in new equipment. As we analyze the future dredging market, U.S. Shipyard capability and the cost of capital, we feel the time is right for these new builds. In addition, the building of the ATB Hopper Dredge and two scows will add more than 250 jobs in the two shipyards. We were attracted to the favorable construction and operating cost economics of the dredge for the market growth ahead, underscoring our belief in the dredging market and commitment to innovation in our core business. We expect this unique hopper dredge to offer new economics to our customers in the domestic market, and possibly beyond. The investment in the two new high capacity material scows will further ready us for the worldwide market growth ahead. We have invested significant engineering effort into the proprietary, patent pending design of the hopper dredge for the future and believe our customers will be very pleased with the capability we are adding to the market. Great Lakes enjoys a legacy of superior innovation, engineering and execution, and this is a continuation of those attributes and our commitment to the dredging industry.”

The Company

Great Lakes Dredge & Dock Corporation is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also one of the largest U.S. providers of commercial and industrial demolition services primarily in the Northeast. The Company owns a 50 percent interest in a marine sand mining operation in New Jersey that supplies sand and aggregate for road and building construction and a 50 percent interest in an environmental service operation with the ability to remediate soil and treat dredged sediment. Great Lakes employs over 150 degreed engineers, most specializing in civil and mechanical engineering, which contributes to its 122-year history of never failing to complete a marine project. The Company has a disciplined engineer training program that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. industry, comprised of over 200 specialized vessels.

Signal International

Signal International, Inc., is an integrated company providing global services to the offshore, marine and naval industries. As a leading supplier of marine and fabrication services, the core business is construction, repair, and conversion of offshore drilling rigs, ships and vessels. The company utilizes world class continuous flow manufacturing processes for fabrication of marine vessels, modules for refinery expansion and offshore renewable energy components. Recognized as one of the “Best Large Shipyards” for excellence in safety, Signal is known for quality workmanship, on time and on budget. Headquartered in Mobile, Alabama, Signal operates four production facilities in Alabama, Mississippi and Texas.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to, risks associated with Great Lakes’ leverage, fixed price contracts, dependence on government contracts and funding, bonding requirements and obligations, international operations, government regulation, restrictive debt covenants and fluctuations in quarterly operations, and those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2011, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes’ future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.